UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                            CYBEROPTICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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          was paid  previously.  Identify  the previous  filing by  registration statement number, or the form or schedule and the date of its filing.

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


                             CYBEROPTICS CORPORATION
                             5900 Golden Hills Drive
                              Minneapolis, MN 55416

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 2001

To the Shareholders of
CYBEROPTICS CORPORATION:

         The Annual Meeting of Shareholders of CyberOptics Corporation (the "Company") will be held on Friday, May 18, 2001, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, at 12:00 p.m. for the following purposes:

                  1)       To elect eight directors; and

                  2) To consider such other matters as may properly come before the meeting or any adjournments thereof.

         Only holders of record of Common Stock at the close of business on April 3, 2001, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                       By Order of the Board of Directors

                                       /s/ Thomas Martin

                                       Thomas Martin
                                       SECRETARY

Minneapolis, Minnesota
April 10, 2001


     -----------------------------------------------------------------------

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY
       In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.

     -----------------------------------------------------------------------

                             CYBEROPTICS CORPORATION
                             5900 Golden Hills Drive
                              Minneapolis, MN 55416

                                 PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 ON MAY 18, 2001

         The accompanying proxy is solicited on behalf of the Board of Directors of CyberOptics Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held May 18, 2001, at 12:00 p.m. at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone or personal calls.

         Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and in the discretion of the proxies with respect to any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

         Only holders of record of Common Stock at the close of business on April 3, 2001, will be entitled to receive notice of and to vote at the meeting. On April 3, 2001, the Company had 7,965,631 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

         So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000, is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about April 10, 2001.

                         PROPOSAL--ELECTION OF DIRECTORS

NOMINEES

         Eight persons have been nominated for election at the Annual Meeting:
Michael A. Bowes, Steven K. Case, Alex B. Cimochowski, Kathleen P. Iverson, Erwin A. Kelen, Irene M. Qualters, Steven M. Quist and Michael M. Selzer, Jr. Each nominee is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next annual meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable.

         The following information is furnished with respect to each nominee as of March 31, 2001:

                                           PRINCIPAL OCCUPATION AND                 DIRECTOR
     NAME AND AGE                  BUSINESS EXPERIENCE FOR PAST FIVE YEARS            SINCE
     ------------                  ---------------------------------------            -----
Steven K. Case              Chairman of the Company since September 1995 and       January 1984
Age 52                      Chairman and Chief Executive Officer of Avanti
                            Optics Corporation since June 2000; President of the
                            Company from 1984 until February 1998; adjunct
                            Professor of Electrical Engineering at the
                            University of Minnesota since 1978 and member of
                            University Industry Advisory Board.

Steven M. Quist             Chief Executive Officer since March 2000 and            June 1991
Age 55                      President of the Company since February 1998;
                            President of Rosemount Inc. ("Rosemount"), a
                            subsidiary of Emerson Electric Co., and an employee
                            of Rosemount from 1970 until joining the Company.
                            Director of Rimage Corporation and Data I/O
                            Corporation.

Alex B. Cimochowski+        President and owner of Four Peaks Technologies,          May 1984
Age 61                      Inc., a printing company, since November 1996;
                            independent business consultant from September 1995
                            to November 1996; Chief Executive Officer of Delphax
                            Systems from November 1988 to September 1995;
                            President of Edgecore Technology, Inc. from
                            September 1983 to April 1988 and consultant thereto
                            from April 1988 to November 1988.

Kathleen P. Iverson+        Vice President/General Manager, Complete Point           May 1998
Age 44                      Solutions, of Rosemount since December 2000; Vice
                            President/General Manager, Worldwide Temperature, of
                            Rosemount from January 1996 to December 2000; Vice
                            President-Finance of Rosemount from 1992 to January
                            1996.

Erwin A. Kelen *            President of Kelen Ventures since 1990; President of   February 1995
Age 65                      Datamyte Corporation, a subsidiary of Allen Bradley
                            Co., from 1984 until 1990. Director of Printronix,
                            Inc., Insignia Systems, Inc. and Computer Network
                            Technologies, Inc.

Irene M. Qualters +         Vice President, Research Information Service, Merck      June 1999
Age 51                      & Company, Inc. since 1999; President of Cray
                            Research, a subsidiary of Silicon Graphics, Inc.,
                            and Senior Vice President of Silicon Graphics, Inc.
                            from 1997 to 1998; Vice President of Silicon
                            Graphics, Inc. from 1996 to 1997; Senior Vice
                            President of Cray Research from 1995 until its
                            acquisition by Silicon Graphics, Inc. in 1996; Vice
                            President-Software Division of Cray Research from
                            1992 to 1995.

Michael M. Selzer, Jr. *    President, Chief Executive Officer and Director of       June 1999
Age 48                      Urologix, Inc, a medical device manufacturer, since
                            January 1999; Vice President and General
                            Manager-Neurostimulation Business of Medtronic,
                            Inc., a medical device manufacturer, from 1994 until
                            December 1998; Vice President-Components and
                            Research Group of Medtronic, Inc. from 1992 to 1994;
                            Vice President and General Manager-Micro-Rel
                            Division of Medtronic, Inc. from 1987 to 1992.
                            Director of MedAmicus, Inc.

Michael A. Bowes            Chief Operating Officer of Shopcreator Developments,     May 2000
Age 44                      Ltd. and consultant to the Company since April 2000;
                            Vice President and General Manager, SMT Systems, of
                            CyberOptics Corporation from April 1999 to April
                            2000; Founder and Managing Director of Kestra Ltd.
                            from 1996 to 1999; Managing Director of Visionware
                            Ltd. from 1993 until 1995 and General Manager from
                            1991 until 1993.

+  Member of Audit Committee
*  Member of Compensation Committee

COMPENSATION OF DIRECTORS

         Directors who are not also employees receive directors' fees of $1,000 per meeting attended. Until 1999, directors who were not also employees also received an option to purchase 18,000 shares vesting over a period of four years upon their initial election to the Board of Directors, or upon shareholder approval of the Stock Option Plan for Nonemployee Directors in 1993 and 1997, if they were directors on the dates of approval. Mr. Cimochowski received options in 1993 and 1997, Mr. Kelen received options in 1995 and 1997, and Ms. Iverson received options in 1998 under this arrangement.

         In 1999, the Stock Option Plan for Nonemployee Directors was amended to provide for the grant to each nonemployee director of an option to purchase 4,500 shares, which are exercisable from the date of grant, at each annual meeting at which they are elected or reelected, commencing with the annual meeting at which previous options are fully vested. Mr. Bowes, Ms. Qualters and Mr. Selzer received an option to purchase 4,500 shares under the amended plan in 2000.

COMMITTEES/MEETINGS

         Except for its Compensation Committee and Audit Committee, the Company does not have any standing committees, including any nominating committee, of the Board of Directors. The Audit Committee, which consists of Ms. Iverson, Ms. Qualters and Mr. Cimochowski, has the responsibilities set forth in the charter attached to this proxy statement as Exhibit A. The Compensation Committee, which consists of Mr. Kelen and Mr. Selzer, administers the Company's stock benefit plans and determines compensation policy and levels for the Company's executive officers. During the fiscal year ended December 31, 2000, the Board of Directors of the Company met ten times and acted one time by writing in lieu of meeting, the Compensation Committee met four times and acted two times by writing in lieu of meeting and the Audit Committee met four times. Every nominee for director, except Ms. Qualters who missed four board meetings, attended at least 75 percent of the meetings of the Board and the Board Committees for which such nominee was a member.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

EXECUTIVE OFFICERS

         In addition to Dr. Case and Mr. Quist, the current executive officers of the Company include:

         William J. Farmer, 51, started as Asia-Pacific Regional Sales Manager with the Company in July 1994, was appointed Director of Product Development in January 1996, served as Vice President-Product Development from February 1997 until May 1998, as Vice President, General Manger--OEM Sensors from May 1998 to December 2000 and as Senior Vice President since December 2000. From November 1991 until joining the Company, Mr. Farmer was a research engineer with Sharp Corporation in Japan.

         Michael D. Wetle, 43, has been a Senior Vice President--Semiconductor Products since December 2000 and was Vice President and General Manager--Semiconductor Products from August 1999 to December 2000. From May 1998 to August 1999, Mr. Wetle was Vice President and General Manager of the SMT Systems Group. Mr. Wetle was Vice President of Marketing for Danaher Controls, an industrial controls company from 1996 until joining the Company. Prior to that, Mr. Wetle was on the Corporate Sponsorship Program at Emerson Electric (1988-96) where he served in various capacities including Strategic Planning, Marketing, and General Management.

         Dr. Bruce E. Batten, 50, has been Vice President and General Manager--Electronic Assembly Sensors since December 2000. From August 1999 to December 2000, he was Vice President--SMT Systems Global Sales and Customer Engineering of the Company, and from August 1998 to August 1999 was Vice President and General Manager--Industrial Measurement Group of the Company. Dr. Batten was Vice President--Sales and Marketing with Kovex Corporation, a developer of precision 3D surface inspection and measurement instrumentation, from 1997 until joining the Company and served as Vice President and General Manager--Confocal Optics Business Unit for Noran Instruments, Inc., a Thermospectra company, from 1990 to 1997.

         Scott G. Larson, 40, started as Controller with the Company in October 1995, was promoted to Director of Financial Reporting in February 2000, and was promoted to Vice President--Finance and Chief Financial Officer in August 2000. Mr. Larson was Controller of Medisys, Inc., a publicly traded medical device company, from 1991 until joining the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

         The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of two independent, outside directors.

         The principal objective of the Company's compensation policy is to increase shareholder value by providing an incentive to officers and employees to maximize the Company's performance. The Committee annually reviews compensation surveys for officer positions in the electronics industry to provide a basis for comparison of the compensation levels of the Company's management. Although the Committee has discretion to set executive compensation at levels warranted by external, internal and individual circumstances, it has traditionally set the salaries of executive officers at or slightly below industry averages and provided for significant variable compensation through stock options and cash bonuses. The form of compensation provided to members of management varies based on their position and their ability to influence performance.

         The Company's executive officer compensation program can be separated into several elements: base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

         BASE SALARY

         The Company's policy is to set the base salaries of its executives at or slightly below industry average. Mr. Quist's base salary during 2000 was set by the Committee at the beginning of the fiscal year at $215,000, which the Committee believes continues to place his salary slightly below the median of salaries for chief executive officers in the electronics industry at similarly sized companies. Such salary represented a $5,000 increase over Mr. Quist's base salary for 1999.

         CASH INCENTIVE COMPENSATION

         The Compensation Committee establishes an executive bonus plan annually. The bonus plan assigns to each executive, based upon the Committee's determination of the size of bonus appropriate for the position held by the executive, a target dollar amount bonus objective and the proportions of the bonus objective that may be received by achievement of company financial goals, asset management goals, and individual performance goals. The Committee creates a matrix of multipliers for the portion of the bonus based on Company financial performance as a function of increase in net income before interest and income taxes ("NIBIT") and revenue. For any given increase in NIBIT and revenue, the matrix will dictate a multiplier (which is equal to 1 at 25% growth in revenue and 16% operating profit) that is applied to the Company financial performance portion of base dollar amount bonus objective to determine the bonus awarded. For executives, the Committee, with input from the executive, also assigns specific individual performance goals and asset management goals that will result in payment of a bonus if achieved.

         Eighty percent of Mr. Quist's bonus was based on achievement of the financial performance objectives and twenty percent upon individual performance and asset management objectives, with a targeted bonus of $85,000. The Company far exceeded its budgeted performance for the 2000 fiscal year, resulting in a financial performance multiplier for all employees of 2 times their targeted bonus. Mr. Quist received a bonus of $143,225, representing $136,000 due in accordance with the financial performance matrix and $7,225 for achievement of individual performance and asset management objectives.

         STOCK INCENTIVE COMPENSATION

         The Company provides long-term incentive to its executive officers primarily through its Restated Stock Option Plan and its 1998 Stock Incentive Plan (collectively, the "Option Plans"). Under the Option Plans, the Compensation Committee may make discretionary awards of stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Compensation Committee has not fixed, or predetermined, the amount of shares to be available for option grants in any year. The Committee has, however, reviewed industry statistics regarding the appropriate size of the Option Plan in terms of outstanding shares and the appropriate size of grants to executive officers and to employees as a whole. The Company's options generally vest over a period of four years and expire five to seven years after the date of grant. All options are granted with an exercise price equal to fair market value on the date of grant.

         Because of the magnitude of grants he received in 1998 and 1999, Mr. Quist did not receive options in 2000. Options granted during 2000 to other executives were principally to replace options that had been exercised or expired, with reference to industry statistics on the appropriate size of outstanding stock-based incentives.

         BENEFITS

         The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 2000.

         SUMMARY

         The Compensation Committee believes that the compensation program for executive officers during the 2000 year achieved the principal objectives for which it was designed.

                                        Erwin A. Kelen
                                        Michael M. Selzer, Jr.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the President and Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company who received cash compensation from the Company during the year ended December 31, 2000 exceeding $100,000.

                                                                                 LONG-TERM COMPENSATION
                                                                          ----------------------------------
                                           ANNUAL COMPENSATION                      AWARDS           PAYOUTS
                                  --------------------------------------   -----------------------  ---------
                                                                           RESTRICTED   SECURITIES             ALL OTHER
  NAME AND PRINCIPAL                                        OTHER ANNUAL     STOCK      UNDERLYING    LTIP      COMPEN-
       POSITION           YEAR      SALARY       BONUS      COMPENSATION    AWARDS(1)   OPTIONS(#)   PAYOUTS   SATION(2)
-----------------------  ------   ----------   ----------  --------------  -----------  ----------  --------- -----------
Steven K. Case            2000     $137,884(3)  $104,400(3)                                                    $  6,515
Chairman & Director       1999      179,230       28,800      $  8,438(4)                 60,000                  9,480
                          1998      181,000(5)    15,000                                                          3,446

Steven M. Quist           2000      214,134      143,225                                                          4,922
Chief Executive Officer,  1999      208,462       32,000                                  37,500                  2,180
President & Director      1998      172,000(6)    75,000                    $195,000     150,000

William J. Farmer         2000      134,189       68,800                                  22,500                  6,837
Senior Vice President     1999      123,446       11,900                                                          9,633
                          1998      119,000(5)     6,000                                                          2,688

Michael D. Wetle          2000      194,423      203,400        43,590(7)                                         2,119
Senior Vice President     1999      159,701       34,609        59,741(7)                 22,500                  2,348
                          1998       80,000(6)     6,000        57,740(7)                 45,000

Bruce E. Batten           2000      139,134       48,612                                                          4,820
Vice President            1999      130,577       24,375                                   7,500                  4,200
                          1998       46,154(6)     9,000                                  26,250

     --------------------
     (1) Amounts in the column represent the dollar value of grants of restricted stock. Mr. Quist is the only named executive officer who has received restricted stock. Mr. Quist received a 15,000 share restricted stock award that was 20% vested on the date of grant and vests with respect to an additional 20% on each of the next four anniversaries of the grant date.

     (2) Consists of Company contributions for such officers to a 401K plan and travel bonus reimbursement.

     (3) From July 1, 2000 to December 31, 2000, Dr. Case devoted approximately half his work time to the affairs of the Company.

     (4)  Represents payout of accrued and unused vacation time.

     (5) Includes one payroll period during 1998 in excess of a full years' payroll.

     (6) Mr. Quist, Mr. Wetle and Mr. Batten each commenced employment in 1998 and the numbers therefore represent salary for a partial year.

     (7) Includes in 2000, payout of accrued and unused vacation time and forgiveness of a loan for relocation costs. Includes in 1998 and 1999, reimbursement of cost of relocation to Minnesota and California.

STOCK OPTIONS

         The Company maintains a Restated Stock Option Plan, a 1998 Stock Incentive Plan and a Stock Option Plan for Nonemployee Directors. The Company may grant stock options to executive officers and other employees and consultants of the Company under the Restated Stock Option Plan and the 1998 Stock Incentive Plan. The following table sets forth information with respect to options granted to the named executive officers in 2000:

                              OPTION GRANTS IN 2000

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                     % OF TOTAL                                   ASSUMED ANNUAL RATES OF STOCK
                                      OPTIONS                                     PRICE APPRECIATION FOR OPTION
                       OPTIONS       GRANTED TO                                               TERM (1)
                       GRANTED      EMPLOYEES IN       EXERCISE      EXPIRATION   -----------------------------
        NAME             (#)            2000         PRICE ($/SH)       DATE         5% ($)           10% ($)
--------------------  ---------    --------------   --------------  ------------  ------------      -----------
Mr. Farmer              22,500          6.86%            24.83         5/19/05       154,352           341,077

-------------------
(1) These amounts represent the realizable value of the subject options from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the Common Stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

         The following table sets forth information with respect to options exercised during 2000 and held by the officers named in the Summary Compensation Table as of December 31, 2000:

  AGGREGATED OPTION EXERCISES IN 2000 AND OPTION VALUES AS OF DECEMBER 31, 2000

                                               NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-
                      SHARES                        UNEXERCISED OPTIONS AT               MONEY OPTIONS AT
                     ACQUIRED                        DECEMBER 31, 2000 (1)            DECEMBER 31, 2000 (2)
                       ON           VALUE      -------------------------------   -------------------------------
       NAME         EXERCISE      REALIZED(3)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------  -----------    ------------  ------------     --------------   -------------   ---------------
Dr. Case              98,375     $ 3,184,988          138,625            75,000       515,197          467,850
Mr. Quist             31,565         416,796           66,310           107,625       339,941          579,265
Mr. Farmer            45,468       1,024,005           22,032            31,875       188,173           66,606
Mr. Wetle             28,125         563,514               --            39,375            --          233,100
Dr. Batten            3,750           59,531            5,625            24,375        41,603          187,153

-------------------
(1) All of such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.

(2) Represents the difference between the closing price of the Common Stock as reported on the Nasdaq National Market ("Nasdaq") on December 31, 2000, and the exercise price of the options.

(3) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise.

LONG-TERM INCENTIVE PLAN AWARDS/EMPLOYMENT AGREEMENTS

         Other than its Restated Stock Option Plan and the 1998 Stock Incentive Plan, the Company does not maintain any long-term incentive plans, nor does it have any employment agreements with any of the executive officers named in the Summary Compensation Table.

                              CERTAIN TRANSACTIONS

         AVANTI OPTICS CORPORATION. On August 7, 2000, the Company entered into an organization agreement with Avanti Optics Corporation ("Avanti"), a newly formed entity for which Steven K. Case, the Chairman of the Company, serves as Chairman and Chief Executive Officer and for which Erwin A. Kelen, a director of the Company, serves as a director. Avanti was formed to pursue the development of products for the photonics markets: markets the board of directors of the Company determined not to currently pursue. Steven K. Case and his family members acquired 13,500,000 shares, or approximately 65% of the outstanding shares, of Avanti for $1,350,000 cash. Since July 2000, Dr. Case has devoted approximately half his work time to the affairs of Avanti and half to the Company, and his compensation from the Company has been reduced to half his compensation prior to the formation of Avanti.

         In accordance with the Organization Agreement, the Company contributed $190,000 of cash, the right to hire certain Company employees, title to equipment the Company had used in photonics research, a potential business agreement with a telecommunications company for a photonics inspection system, and a license to use certain intellectual property the Company had developed for the electronics markets for use by Avanti in the development marketing and sale of products for the photonics markets. In return for these contributions (valued at a total of $380,000), the Company received 3,800,000 shares of the common stock of Avanti (19% of the outstanding shares) and certain rights to apply technology developed by Avanti to electronics products. The Company also agreed to partially fund development of a photonics inspection system that Avanti was pursuing in return for rights to the technology that was developed. The Company provided Avanti with a total of $224,516 of funding under this arrangement in 2000, but terminated funding when the development effort was terminated. The Organization Agreement also provides the Company with a right of first refusal to purchase its pro rata portion of any future private sale of Avanti securities and registration rights relating to the Avanti common stock that the Company holds. The Company exercised its right of first refusal with respect to the sale of an additional 200,000 shares by Avanti in September 2000, purchasing an additional 33,250 shares. Pursuant to a related Stockholders' Agreement, the Company has rights of first refusal and cosale rights with respect to shares of Avanti held by Dr. Case, Mr. Kelen, and another Avanti shareholder.

         The Company also entered into a facilities agreement under which Avanti occupied office space at the Company's facilities in Minneapolis, Minnesota until February 2001. Avanti paid the Company a total of $17,500 for use of these facilities during 2000.

         The Company believes that the agreements with Avanti are in the best interest of the Company and its shareholders and are on terms at least as favorable as could have been obtained from unaffiliated parties.

         LOAN. In 1999, the Company advanced a total of $150,000 to Michael D. Wetle, an officer of the Company, in connection with his relocation from Minneapolis to San Francisco. So long as Mr. Wetle remains an employee, $30,000 of the loan is forgiven in each calendar year as compensation to Mr. Wetle.

                               SHAREHOLDER RETURN

         The graph set forth below compares the cumulative total shareholder return on the common stock of the Company from January 1, 1996 through December 31, 2000 with the cumulative total return on a broad market index (the Nasdaq NMS Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on January 1, 1996, and reinvestment of all dividends.

                             CyberOptics Corporation
                          Stock Performance Chart Data

                              [PLOT POINTS CHART]

                                        Nasdaq Computer
                                            and Data          CyberOptics
     Date             Nasdaq NMS           Processing         Corporation
     ----             ----------           ----------         -----------

  12/29/1995           100.00                100.00             100.00
   3/29/1996           104.68                104.70              72.33
   6/28/1996           113.21                116.36              38.99
   9/30/1996           117.26                118.69              33.96
  12/31/1996           123.04                123.40              33.69
   3/31/1997           116.36                114.57              42.45
   6/30/1997           137.68                146.87              39.62
   9/30/1997           160.96                160.64              84.91
  12/31/1997           150.69                151.68              57.23
   3/31/1998           176.36                200.39              67.92
   6/30/1998           181.23                221.97              36.16
   9/30/1998           163.53                208.26              25.47
  12/31/1998           212.51                270.59              35.21
   3/31/1999           238.33                326.36              32.71
   6/30/1999           260.71                339.49              40.57
   9/30/1999           267.20                353.55              40.41
  12/31/1999           394.94                594.50              69.18
   3/31/2000           443.30                587.88             106.76
   6/30/2000           385.43                480.37             174.53
   9/29/2000           354.70                444.54              69.11
  12/29/0000           237.68                275.05              63.91

                               SHARES OUTSTANDING

         The following table sets forth information pertaining to the ownership of the Company's Common Stock by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each officer named in the Summary Compensation Table, and by all officers and directors as a group as of March 1, 2001:

          NAME AND ADDRESS                  AMOUNT AND NATURE OF       PERCENT
         OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)     OF CLASS
         -------------------               -----------------------     --------

Leroy C. Kopp and
Kopp Investment Advisors, Inc.
7701 France Avenue South, Ste 500
Edina, MN 55435 (2)                              1,705,512               21.4%

J.P. Morgan Chase & Co.
270 Park Avenue
New York, NY 10017 (3)                             774,604                9.7%

Steven K. Case
5900 Golden Hills Drive
Minneapolis, MN 55416 (5)                          521,857                6.4%

Michael A. Bowes                                     4,500                 *

Alex B. Cimochowski (6)                             35,056                 *

Kathleen P. Iverson                                  4,905                 *

Erwin A. Kelen                                      90,500                1.1%

Irene M. Qualters                                    9,000                 *

Steven M. Quist (7)                                135,709                1.7%

Michael M. Selzer                                    9,450                 *

Bruce E. Batten                                      5,625                 *

William J. Farmer                                   42,395                 *

Michael D. Wetle                                        --                 *

All executive officers and
directors as a group (13 persons)                  866,188               10.3%

-------------------
*Less than 1%

(1) Includes 153,625 shares for Dr. Case, 4,500 shares for Mr. Bowes, 31,500 shares for Mr. Cimochowski, 4,500 shares for Ms. Iverson, 76,500 shares for Mr. Kelen, 9,000 shares for Ms. Qualters, 113,185 shares for Mr. Quist, 9,000 shares for Mr. Selzer, 5,625 shares for Dr. Batten, 31,407 shares for Mr. Farmer and 440,342 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of March 1, 2001.

(2) Based on Schedule 13D/A filed August 22, 2000. Includes 129,000 held by Leroy Kopp or family foundations or trusts he controls, 489,250 shares over which Kopp Investment Advisers, Inc. ("KIA") has sole voting power, 270,000 shares over which KIA has sole power of disposition and 1,290,212 shares over which KIA has shared power of disposition.

(3) Based on Schedule 13G/A filed February 12, 2001. Includes 770,804 shares over which the holder has sole voting power.

(4) Based on Schedule 13G filed February 2, 2001. All shares held with sole voting and sole power of disposition.

(5) Includes 15,000 shares in trust for family members for which the holder is a trustee.

(6) Includes 2,475 shares owned by Mr. Cimochowski's spouse, the beneficial ownership of which Mr. Cimochowski disclaims.

(7)      Includes 2,000 shares subject to a restricted stock agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 2000.

         During 1999, Ms. Iverson reported late a purchase of 5 shares by a minor son. Based upon information provided by officers and directors of the Company, all other officers, directors and 10% shareholders otherwise filed all reports on a timely basis in the 2000 fiscal year.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Company's Board of Directors is composed of the following nonemployee directors: Kathleen P. Iverson, Irene M. Qualters and Alex B. Cimochowski. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                        Members of the Audit Committee

                                        Kathleen P. Iverson
                                        Irene M. Qualters
                                        Alex B. Cimochowski

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company has selected PricewaterhouseCoopers LLP as its independent accountants for its fiscal year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP, the successor to Coopers & Lybrand L.L.P. and which together have served as the Company's independent accountants since July 1994, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

         Audit fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $74,808.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not provide services to the Company during the last fiscal year for the design and implementation of financial information systems and the Company paid no fees for such services.

ALL OTHER FEES

         Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $113,092.

        SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING

         Any shareholder wishing to include a proposal in the Company's proxy solicitation materials for its next annual meeting of shareholders must submit such proposal for consideration in writing to the Secretary of the Company at its principal executive offices, 5900 Golden Hills Drive, Minneapolis, MN 55416, no later than December 7, 2001.

         Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, no later than December 7, 2001. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws.

         Management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) such proposal or nominee has been properly omitted from the Company's proxy materials under federal securities laws; (ii) notice of such proposal or nominee was not submitted to the Secretary of the Company at the address listed above by December 7, 2001; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal or elect the nominee.

                                     GENERAL

         The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS

                                        Thomas Martin
                                        SECRETARY

Dated: April 10, 2001

                                                                       EXHIBIT A

                             CYBEROPTICS CORPORATION
                             AUDIT COMMITTEE CHARTER
                                  MAY 19, 2000

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of CyberOptics Corporation (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, and (3) the independence and performance of the Company's Independent Accountants.

I.   ROLES AND RESPONSIBILITIES

     A. MAINTENANCE OF CHARTER. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

     B. FINANCIAL REPORTING. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

     WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

     * Review and discuss the Company's audited financial statements with management and with the Company's Independent Accountants prior to their public release.

     * Review an analysis prepared by management and the Independent Accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.

     * Discuss with the Independent Accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

     * Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     * Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     WITH RESPECT TO QUARTERLY FINANCIAL STATEMENTS:

     * Review with management and the Independent Accountants the Company's quarterly financial statements prior to their public release and the filing of its Form 10-Q. The review may be conducted through the chair person of the Committee or other member (s) of the committee designated by the chair person.

     C. INTERNAL CONTROLS. The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

     * Evaluate whether management sets the appropriate tone concerning controls and safeguarding of company assets.

     * Ensure that the Independent Accountants are aware that the Committee is to be informed of all control problems identified.

     * Review with the Company's Sr. Attorney legal matters that may have a material impact on the financial statements.

     * Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

     * Receive periodic updates from management, legal counsel, and the Independent Accountants concerning financial compliance

     D.   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS. The Committee shall:

     * Interview, evaluate, and make recommendations to the Board with respect to the retention of, or replacement of, Independent Accountants.

     * Ensure receipt from Independent Accountants of a formal written statement delineating all relationships between the Independent Accountant and the Company, consistent with Independence Standards Board Standard I.

     * Actively engage in a dialog with the Independent Accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountants.

     * Take, or recommend that the Board take, appropriate action to oversee the independence of the Independent Accountants.

     Notwithstanding the foregoing, the Independent Accountants shall be ultimately accountable to the Board and the Committee, as representatives of shareholders, and the Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Independent Accountant (or to nominate the Independent Accountant to be proposed for shareholder approval in any proxy statement).

II.  MEMBERSHIP REQUIREMENTS

* The Committee shall consist of at least three directors chosen by the Board.
* Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.
* At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.
* All Committee members shall be independent directors as defined in Rule 4200(a)(15) of the NASDAQ.

III.  STRUCTURE

* The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.
* The Committee Chairperson shall review and approve an agenda in advance of each meeting
* The Committee shall meet at least twice annually, or more frequently as circumstances dictate.
* The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.
* The Committee may request any officer or employee of the Company or the Company's outside counsel or Independent Accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Accountant or to assure compliance with laws and regulations and the Company's Corporate Policies.

                                     [LOGO]
                                  CYBEROPTICS

                       "MAKING LIGHT WORK FOR INDUSTRY!"

                            CYBEROPTICS CORPORATION

                        2001 ANNUAL SHAREHOLDERS MEETING

                                  MAY 18, 2001





--------------------------------------------------------------------------------

[LOGO]
CYBEROPTICS
"MAKING LIGHT WORK FOR INDUSTRY!"                                          PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Steven K. Case and Steven M. Quist, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on May 18, 2001, and any adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters wich may be brought before the meeting:

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.





                          (CONTINUED ON REVERSE SIDE)

                       [ARROW] PLEASE DETACH HERE [ARROW]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of          01 Steven K. Case       05 Kathleen P. Iverson
   directors:           02 Steven M. Quist      06 Erwin A. Kelen
                        03 Michael A. Bowes     07 Irene M. Qualters
                        04 Alex B. Cimochowski  08 Michael M. Selzer, Jr.

                        [ ] Vote FOR            [ ] WITHHOLD
                            all nominees            AUTHORITY
                            (except as              to vote for
                            marked)                 all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE       ____________________________
FOR A SPECIFIC NOMINEE, WRITE THE NUMBER(S) OF    |                            |
THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.) |____________________________|

2. To vote with discretionary authority on any other matter that may properly come before the meeting

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1.

Address Change?  Mark Box  [ ]         Date ___________________________________
Indicate changes below:
                                 ______________________________________________
                                |                                              |
                                |                                              |
                                |______________________________________________|

                                Signature(s) in Box
                                When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.